Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of Xos, Inc. and Subsidiaries, appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Irvine, California
February 1, 2023